Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Mingteng International Corporation Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.00005 per share	(1)	457(a)	2,280,000	$1.3550	$3,089,400.00	0.0001381	$426.65
Fees to be Paid	Equity	Class A Ordinary Shares Underlying Investor Warrants	(2)	457(a)	1,480,000	1.3550	2,005,400.00	0.0001381	276.95
Fees to be Paid	Equity	Class A Ordinary Shares Underlying Placement Agent Warrants	(3)	457(a)	111,000	$1.3550	$150,405.00	0.0001381	$20.78

Total Offering Amounts:							$5,245,205.00		724.38
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$724.38

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00005 per share, (the "Class A Ordinary Shares"), of Mingteng International Corporation Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($1.42) and low ($1.29) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on July 6, 2026.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00005 per share, (the "Class A Ordinary Shares"), of Mingteng International Corporation Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Consists of 1,480,000 Class A Ordinary Shares of the Registrant issuable upon the exercise of the Investor Warrants.

Pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($1.42) and low ($1.29) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on July 6, 2026.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00005 per share, (the "Class A Ordinary Shares"), of Mingteng International Corporation Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Consists of 111,000 Class A Ordinary Shares of the Registrant issuable upon the exercise of the Placement Agent Warrants.

Pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($1.42) and low ($1.29) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on July 6, 2026.